Exhibit 10.9

PROMISSORY NOTE

CDN$250,000.00

FOR VALUE RECEIVED, the undersigned hereby promises to pay to or to the order of  BANYAN TECH VENUTRES INC., a company incorporated pursuant to the federal laws of Canada, having an address of Unit 203, 1428 West 6th Avenue, Vancouver, British Columbia, V6H 4H4, the sum of Canadian TWO HUNDRED AND FIFTY THOUSAND DOLLARS (CDN$250,000.00), payable without interest on December 31, 2011.

DATED as of the July 6, 2011.

EXECUTED by IMPACT TECHNOLOGIES INC. in the presence of: /s/ Joselia Soares Witness Signature Joselia Soares Witness Name 2011 Courtside Lane Charlotte, NC 28270 Witness Address Witness Occupation	IMPACT TECHNOLOGIES INC. per: /s/ Fernando Londe Fernando Londe